Exhibit 10(h)(x)

DIRECTOR / OFFICER

IDACORP, Inc.

2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN

NONQUALIFED STOCK OPTION AWARD AGREEMENT

[Date]

[Name]
[Address]

In accordance with the terms of the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan (the "Plan"), pursuant to action of the Compensation Committee of the Board of Directors, IDACORP, Inc. (the "Company") hereby grants to you (the "Participant"), subject to the terms and conditions set forth in this Option Award Agreement (including Annex A hereto and all documents incorporated herein by reference) the rights and options (the "Options") to purchase from the Company common stock, as set forth below:

Number of Nonqualified Stock Options:          ___________
Number of Shares of Common Stock
  to which Options Pertain:                            ___________
Date of Grant:                                         ___________
Option Exercise Price:                      $__________ per share

Vesting:            20% per year, commencing on the first anniversary of the Date of Grant

Expiration Date:                                Close of business on ___________
Exercise Period:                                       Date of Vesting through Expiration Date

THESE OPTIONS ARE SUBJECT TO FORFEITURE AS PROVIDED IN ANNEX A AND THE PLAN.

Further terms and conditions of the Award are set forth in Annex A hereto, which is an integral part of this Option Award Agreement.

All terms, provisions and conditions applicable to the Awards set forth in the Plan and not set forth herein are hereby incorporated by reference herein.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.  The Participant hereby acknowledges receipt of a copy of this Option Award Agreement including Annex A hereto and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

IDACORP, Inc.,

By:______________________________

Agreed:

___________________________

Attachment:  Annex A

ANNEX A

TO

IDACORP, Inc.

2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

1.            Further Terms and Conditions of Options.  It is understood and agreed that the Award of Options evidenced by the Option Award Agreement to which this is annexed is subject to the following additional terms and conditions:

A.            Exercise of Options.  After vesting, the Options may be exercised in whole or in part from time to time by written notice of exercise delivered to IDACORP, Inc., at the address set forth below, such notice to be received and effective not later than the close of business on the Expiration Date, specifying the number of shares of common stock to be purchased.  In the event that the Expiration Date shall fall on a day that is not a regular business day at IDACORP, Inc.'s executive offices in Boise, Idaho, such written notice must be delivered no later than the last regular business day prior to the Expiration Date.

The Option Exercise Price upon exercise of any Option shall be payable (a) in cash or its equivalent, (b) by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (c) by broker-assisted cashless exercise or (d) by a combination of (a),(b) and/or (c).

B.            Termination of Employment [Service as a Director].

Unvested Options

Upon any termination of employment [of service as a Director], unvested Options shall be forfeited.

Vested Options

Death.  If the Participant dies while still employed [a Director], any vested Options, to the extent that they are then exercisable, may be exercised at any time before the earlier of (x) the Expiration Date of the Option and (y) one (1) year after the date of the Participant's death, by the person designated in the Participant's last will and testament or by the personal representative of the Participant's estate.

Disability.  If the Participant's employment terminates [resigns as a Director] because of Disability, any vested Options, to the extent that they are then exercisable, may be exercised at any time before the earlier of (x) the Expiration Date of the Option and (y) one (1) year after the date of termination of employment [resignation], by the Participant or by a person qualified or authorized to act on behalf of the Participant.

Cause.  If a Participant's termination of employment is [is removed as a Director] for cause, the right to exercise any vested Options shall terminate with such termination of employment [removal].  For this purpose, the determination of the Committee as to whether employment was terminated [the Director was removed] for cause shall be final.

Retirement.  If a Participant terminates employment because of Retirement, any vested Options, to the extent that they are then exercisable, may be exercised at any time before the earlier of (x) the Expiration Date of the Option and (y) three (3) years after the date of Retirement, by the participant or by a person qualified or authorized to act on behalf of the Participant.

Other Termination of Employment [Service].  If the Participant's termination of employment [service] is for any reason other than death, Disability, Retirement or cause, any vested Options, to the extent that they are then exercisable, may be exercised at any time before the earlier of (x) the Expiration Date of the Option and (y) three (3) months following the date of the termination of employment [service].

2.            Provisions of the Plan.  All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.  The Participant hereby acknowledges receipt of a copy of the Option Award Agreement including Annex A and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

3.            Ratification of Actions.  By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Award by IDACORP, Inc.

4.            Notices.  Any notice hereunder to IDACORP, Inc. shall be addressed to its office at 1221 West Idaho Street, Boise, Idaho 83702; Attention: Corporate Secretary and any notice hereunder to the Participant shall be addressed to him at the address specified on the Option Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

5.            Definitions.  Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

6.            Governing Law and Severability.  To the extent not preempted by Federal law, the Option Award Agreement will be governed by and construed in accordance with the laws of the State of Idaho, without regard to conflicts of law provisions.  In the event any provision of the Option Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Option Award Agreement, and the Option Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.